EXHIBIT 99.1

NEWS
For Immediate Release

Editorial Contact: Joe Horine
614-726-4775
joe.horine@quest.com

Investor Contact: Scott Davidson
949-754-8659
scott.davidson@quest.com

QUEST SOFTWARE TO INVESTIGATE STOCK OPTION PRACTICES

Aliso Viejo, Calif., May 22, 2006 – Quest Software, Inc. (Nasdaq: QSFT) today announced that its Board of Directors is forming a special committee comprised of independent directors to investigate the Company’s historical stock option grant practices and related accounting. The special committee will be assisted by independent legal counsel and advisors, and the Company will not be in a position to comment on these matters until after the special committee has completed its investigation. The Company is initiating this investigation following the release of a third party research report regarding practices related to the timing and pricing of stock option grants.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.